SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 12, 1994

                   Century Properties Fund XIX
      (Exact Name of Registrant as Specified in Its Charter)

                           California
          (State or Other Jurisdiction of Incorporation)

        0-11935                            94-2887133
(Commission File Number)     (I.R.S. Employer Identification No.)

5665 Northside Drive, N.W., Atlanta, Georgia             30328
(Address of Principal Executive Offices)               (Zip Code)

                         (404) 916-9090
      (Registrant's Telephone Number, Including Area Code)

                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events.

     On October 12, 1994, National Property Investors, Inc. ("NPI"), the parent of NPI Equity Investments II, Inc. ("NPI Equity") sold one-third of the stock of NPI to an affiliate ("Apollo") of Apollo Real Estate Advisors, L.P., for $325,000. NPI Equity controls the general partner of Registrant.

     Apollo is entitled to designate three of the seven directors of NPI Equity. In addition, the approval of certain major actions on behalf of Registrant requires the affirmative vote of at least five directors of NPI Equity.

     On October 12, 1994, affiliates of Apollo acquired for aggregate consideration of approximately $14,800,000 (i) one-third of the stock of the respective general partners of DeForest Ventures I L.P. ("DeForest I") and DeForest Ventures II L.P. ("DeForest II") and (ii) an additional equity interest in NPI-AP Management, L.P. ("NPI-AP"), an affiliate of NPI (bringing its total equity interest in such entity to one-third). NPI-AP is the sole limited partner of DeForest II and one of the limited partners of DeForest I. DeForest I has been formed for the purpose of making tender offers for limited partnership interests in Registrant as well as 11 affiliated limited partnerships. DeForest II has been formed for the purpose of making tender offers for limited partnership interests in 7 affiliated limited partnerships.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             CENTURY PROPERTIES FUND XIX

                             By:  FOX PARTNERS II, its General
                                  Partner

                                  By:  FOX CAPITAL MANAGEMENT
                                       CORPORATION, its General
                                       Partner

Date:  October 14, 1994                By:  /s/ Michael L. Ashner
                                            Michael L. Ashner,
                                            President